UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2010

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement.

Effective July 23, 2010, United Development Funding IV, a Maryland real estate investment trust (“UDF IV”) made a $11,250,000 loan (the “Loan”) to CTMGT Land Holdings, L.P., a Texas limited partnership (“Borrower”).  The Loan is evidenced and secured by a second priority lien deed of trust to be recorded against an aggregate of approximately 817 acres of land located in Kaufman and Rockwall counties, Texas. The land is part of the master-planned community of Travis Ranch.

The Loan is evidenced and secured by a second priority lien deed of trust to be recorded against the land, a promissory note, and other loan documents.  The Loan is guaranteed by the principal of Borrower and by certain affiliated companies of Borrower.  The interest rate under the Loan is the lower of 14% or the highest rate allowed by law.  The Loan matures and becomes due and payable in full on July 23, 2013.  The Loan provides Borrower with a $1,380,000 interest reserve, pursuant to which UDF IV will fund Borrower’s monthly interest payments and add the payments to the outstanding principal balance of the Loan.  .

The Borrower has obtained a senior loan secured by a first lien deed of trust on the Land, the outstanding principal balance of which is approximately $5,000,000.  For so long as the senior loan is outstanding, proceeds from the sale of the land will be paid to the senior lender and will be applied to reduce the outstanding balance of the senior loan.  After the senior lien is paid in full, the proceeds from the sale of the land are required to be used to repay the UDF IV loan.  The maximum combined loan-to-value ratio of the first lien senior loan and the UDF IV Loan is 85%.

Texas law provides that subordinate real property liens are extinguished when a senior loan is foreclosed.  To protect itself in a foreclosure situation, UDF IV has entered into a subordination agreement with the senior lender which gives UDF IV the ability to protect its subordinate lien position by curing borrower defaults or by purchasing the senior loan.  The subordination agreement also provides assurances to the senior lender that the senior loan will be paid in full in its entirety before payments are made on the UDF IV loan.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Prospectus and our periodic reports filed with the SEC, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: July 28, 2010	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer